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                                                                    Exhibit 23.1

                  Consent of Independent Chartered Accountants


We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-43080 and Form S-8, No. 333-76849), pertaining to the 1995
Stock Plan for Employees and Directors of GSI Lumonics Inc., of our report dated February 16, 2001, with respect to the consolidated financial statements and schedules of GSI Lumonics Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000.

March 22, 2001                                             Ernst & Young LLP
Ottawa, Canada                                             Chartered Accountants